Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-86090, 333-13355, 333-49355 and 333-87855) of Rent-Way, Inc., of our report dated November 19, 2003, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio
November 25, 2003